Exhibit 99.5

Monmouth Real Estate Investment Corporation Bell Works, 101 Crawfords Corner Road, Suite 1405 Holmdel, NJ 07733

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – [___________] Use the Internet to vote your proxy until [_____________] on [______________].

PHONE – [___________] Use a touch-tone telephone to vote your proxy until [___________] on [_______].

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.
1. To approve the merger (the “Merger”) of Monmouth Real Estate Investment Corporation (“MNR”) with and into EQC Maple Industrial LLC (f/k/a RS18 LLC) (“Merger Sub”), a subsidiary of Equity Commonwealth (“EQC”), pursuant to the Agreement and Plan of Merger, dated as of May 4, 2021, as it may be amended from time to time (the “Merger Agreement”), by and among MNR, EQC, and Merger Sub, and the other transactions contemplated by the Merger Agreement;	☐	For	☐	Against	☐	Abstain

2. To approve, on a non-binding advisory basis, certain compensation that may be paid or become payable to MNR’s five executive officers in connection with the Merger Agreement and the transactions contemplated thereby; and	☐	For	☐	Against	☐	Abstain

3. To authorize the board of directors of MNR to approve one or more adjournments of the MNR special meeting to another date, time, place or format, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger and the other transactions contemplated by the Merger Agreement.	☐	For	☐	Against	☐	Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

[______], 2021

[________] Eastern Time

Monmouth Real Estate Investment Corporation Bell Works, 101 Crawfords Corner Road, Suite 1405 Holmdel, NJ 07733	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting of Shareholders of Monmouth Real Estate Investment Corporation on [_____], 2021.

The undersigned hereby constitute(s) and appoint(s) Eugene W. Landy, Michael P. Landy and Kevin Miller, and each of them, proxy holders of the undersigned, with full power of substitution in each, to represent the undersigned and to vote all shares of common stock of Monmouth Real Estate Investment Corporation that the undersigned is entitled to vote at the Special Meeting of Shareholders of Monmouth Real Estate Investment Corporation to be held on [_____], and at any adjournments or postponements thereof, upon matters referred to in the Notice of the Special Meeting of Shareholders of Monmouth Real Estate Investment Corporation and related Joint Proxy Statement/Prospectus.

You are encouraged to specify your choice by marking the appropriate box on the reverse side. Shares represented by this proxy will be voted as directed by the shareholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR PROPOSALS 1, 2 AND 3. The proxies cannot vote your shares unless you sign and return this card.

See reverse for voting instructions.